    As filed with the Securities and Exchange Commission on February 15, 2002
                              Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ____________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  ____________


                           BLUE MARTINI SOFTWARE, INC.
             (Exact Name of Registrant As Specified in Its Charter)

              DELAWARE                                        94-3319751
    (State or Other Jurisdiction                           (I.R.S. Employer
  of Incorporation or Organization)                      Identification No.)

                                  ____________

                                2600 Campus Drive
                           San Mateo, California 94403
                                 (650) 356-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ____________

                           2000 Equity Incentive Plan
                            (Full Title of the Plan)

                                  ____________

                        2000 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                                  ____________

                 2000 Non-Employee Directors' Stock Option Plan
                            (Full Title of the Plan)

                                  ____________

                                  Monte Zweben
                      Chairman and Chief Executive Officer
                           Blue Martini Software, Inc.
                                2600 Campus Drive
                           San Mateo, California 94403
                                 (650) 356-4000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ____________

                                   Copies To:
                              Eric C. Jensen, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                           Palo Alto, California 94306
                                 (650) 843-5000

                                  ____________

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

                                              CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                               Proposed Maximum       Proposed Maximum
          Title of Securities               Amount to be      Offering Price Per     Aggregate Offering         Amount of
            to be Registered               Registered (1)          Share (2)              Price (1)         Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Shares reserved for future issuance           10,725,357             $1.7150            $18,393,987              $1,692
pursuant to outstanding options under
the 2000 Equity Incentive Plan (the
"2000 EIP")
----------------------------------------------------------------------------------------------------------------------------
Shares reserved for future issuance            1,710,354             $1.4578            $ 2,493,269              $  229
pursuant to the 2000 Employee Stock
Purchase Plan (the "2000 ESPP")
----------------------------------------------------------------------------------------------------------------------------
Shares reserved for future issuance              171,035             $1.7150            $   293,325              $   27
pursuant to the 2000 Non-Employee
Directors' Stock Option Plan (the
"Directors' Plan")
----------------------------------------------------------------------------------------------------------------------------
                Totals                        12,606,746                  --            $21,180,581              $1,949
============================================================================================================================

(1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the 2000 EIP, the 2000 ESPP or the Directors' Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee of this offering pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market on February 11, 2002, in accordance with Rule 457(c) of the Securities Act.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 10,725,357 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2000 Equity Incentive Plan, (ii) 1,710,354 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2000 Employee Stock Purchase Plan and (iii) 171,035 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2000 Non-Employee Directors' Stock Option Plan.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENTS ON FORM S-8

     The contents of the Registration Statements on Form S-8 relating to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, and 2000 Non-Employee Directors' Stock Option Plan (File Nos. 333-42388 and 333-55374) are incorporated by reference herein.

                                    EXHIBITS

Exhibit     Description
Number

    3.1     Amended and Restated Certificate of Incorporation of the
            Registrant./1/

    3.2     Amended and Restated Bylaws of the Registrant./2/

    4.1     Specimen Stock Certificate./3/

    5.1     Opinion of Cooley Godward LLP./4/

    23.1    Consent of KPMG LLP./4/

    23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

    24.1    Power of Attorney is contained on the signature pages.

    99.1    2000 Equity Incentive Plan./3/

    99.2    2000 Non-employee Directors' Stock Option Plan./3/

    99.3    2000 Employee Stock Purchase Plan./3/

--------------------------------------------------------------------------------

/1/ Incorporated by reference to the Registrant's Form 10-Q for the six-month period ended June 30, 2000.

/2/ Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 333-55374).

/3/ Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-36062), as amended.

/4/  Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on February 15, 2002.

                                               Blue Martini Software, Inc.

                                               By:   /s/ Monte Zweben
                                                   -----------------------------
                                                     Monte Zweben
                                                     Chairman and
                                                     Chief Executive Officer


                                POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Monte Zweben and Robert E. Cell, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                             Title                                Date
---------------------------  --------------------------------------------     -----------------
   /s/ Monte Zweben          Chairman and Chief Executive Officer             February 15, 2002
---------------------------  (Principal Executive Officer)
   Monte Zweben

   /s/ Robert E. Cell        Chief Financial Officer                          February 15, 2002
---------------------------  (Principal Financial and Accounting Officer)
   Robert E. Cell

   /s/ Andrew W. Verhalen    Director                                         February 15, 2002
---------------------------
   Andrew W. Verhalen

                             Director
---------------------------
   Edward H. Vick

   /s/ William F. Zuendt     Director                                         February 15, 2002
---------------------------
   William F. Zuendt

                                  EXHIBIT INDEX

Exhibit    Description
Number

    3.1    Amended and Restated Certificate of Incorporation of the
           Registrant./1/

    3.2    Amended and Restated Bylaws of the Registrant./2/

    4.1    Specimen Stock Certificate./3/

    5.1    Opinion of Cooley Godward LLP./4/

    23.1   Consent of KPMG LLP./4/

    23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

    24.1   Power of Attorney is contained on the signature pages.

    99.1   2000 Equity Incentive Plan./3/

    99.2   2000 Non-employee Directors' Stock Option Plan./3/

    99.3   2000 Employee Stock Purchase Plan./3/

--------------------------------------------------------------------------------

/1/ Incorporated by reference to the Registrant's Form 10-Q for the six-month period ended June 30, 2000.

/2/ Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 333-55374).

/3/ Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-36062), as amended.

/4/  Filed herewith.